Exhibit 16.1

KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

January 21, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated January 21, 2010 of NIVS IntelliMedia Technology Group, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Very truly yours,

Kempisty & Company
Certified Public Accountants, P.C.